UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 10, 2008

United America Indemnity, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands		None
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(345) 949-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, Mr. Richard Duszak resigned from the Board of Directors and the Audit Committee of United America Indemnity, Ltd. ("UAI") on November 28, 2008. On December 1, 2008, UAI notified the Listing Qualifications Department of the NASDAQ Stock Market of Mr. Duszak's resignation from UAI's Audit Committee and the Board of Directors and the resulting non-compliance with NASDAQ Marketplace Rule 4350. As anticipated, on December 10, 2008, UAI received a notice of non-compliance from the Listing Qualifications Department of the NASDAQ Stock Market advising that UAI is not in compliance with NASDAQ's audit committee requirements set forth in NASDAQ Marketplace Rule 4350.

UAI is currently conducting a search for a qualified candidate to fill the vacancy left on its Board of Directors and Audit Committee. UAI anticipates that it will fill the position by May 27, 2009, bringing UAI into compliance with NASDAQ Marketplace Rule 4350. A failure to regain compliance could result in UAI being delisted from the NASDAQ Stock Market.

On December 15, 2008, the Company issued a press release announcing the receipt of non-compliance from the NASDAQ Stock Market. A copy of the press release is attached at Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated December 15, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United America Indemnity, Ltd.

December 15, 2008	By:	/s/ Thomas M. McGeehan

Name: Thomas M. McGeehan
Title: Interim Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 15, 2008.